Exhibit 23.1

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry Street, Suite 1100 Denver, Colorado 80246

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

The balance sheet as of March 31, 2023, and the statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2023, of Encision Inc. (the “financial statements”), included in Part IV of the form 10-K for the fiscal year ended March 31, 2023, have been audited by Gries & Associates, LLC, independent auditors registered with the PCAOB, as stated in our report appearing herein.

We hereby consent to the inclusion in the Form 10-K for the fiscal year ended March 31, 2023 of our report, dated June 28, 2023, on our audit of the financial statements of Encision Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File nos. 333-258172, 333-205899, 333-152878) of Encision Inc., of our report, dated June 28, 2023 relating to the financial statements which appear in this Annual Report on Form 10-K.

Denver, Colorado

PCAOB Firm #6778

June 28, 2023